Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made effective as of April 13, 2010 (the “Effective Date”), by and between Ivan Delevic (“Employee”) and MAKO Surgical Corp. (“Company”).

          WHEREAS, Employee and Company have entered into that certain Employment Agreement, effective as of April 27, 2010 (the “Agreement”); and

          WHEREAS, Employee and Company desire to amend the Agreement to correct a scrivener’s error and provide additional clarification with respect to Employee’s relocation package;

          THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in the Agreement and this Amendment, the parties hereby agree as follows:

1.        In order to correct a scrivener’s error, clause (i) of the last sentence of Section 2(e) of the Agreement is hereby amended to provide that the maximum aggregate Gross Payments (including the gross amounts of the Net Payments) to be made by the Company to Employee under all of the Relocation Allowance, the Travel Allowance, the Housing Allowance, and the Closing Allowance shall be One Hundred Twenty Eight Thousand Five Hundred Dollars ($128,500).

2.        Section 2(e) of the Agreement is hereby amended to insert the following at end of such section:

          Notwithstanding the foregoing, the parties agree that at the sole discretion of the Company’s Chief Financial Officer, any amount available under each of the four allowances (i.e. Relocation Allowance, the Travel Allowance, the Housing Allowance, and the Closing Allowance) may be applied toward any one or more of the remaining three allowances subject in all cases to the maximum aggregate Gross Payment of One Hundred Twenty Eight Thousand Five Hundred Dollars ($128,500).

3.        Unless otherwise defined herein, capitalized terms shall have the same meaning as described in the Agreement.

4.        Except as expressly provided herein, all terms and conditions set forth in the Agreement to which this Amendment applies, shall remain in full force and effect. In the event of a conflict between this Amendment and the Agreement, this Amendment shall be controlling.

5.        This Amendment may be executed in counterparts, each of which are deemed to be original, but both of which together constitute one and the same instrument. Copies of signatures sent by facsimile transmission are deemed to be originals for purposes of execution and proof of this Amendment.

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First Amendment to Agreement – I. Delevic	1

          IN WITNESS WHEREOF, the parties have duly executed this Amendment to be effective as of the day and year first above written.

	/s/ Ivan Delevic	Dated:	April 27, 2010
Ivan Delevic

MAKO SURGICAL CORP.

By:	/s/ Maurice R. Ferré	Dated:	April 27, 2010
Dr. Maurice R. Ferré
President & Chief Executive Officer

First Amendment to Agreement – I. Delevic	2